UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 8, 2010

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 8, 2010, PAB Bankshares, Inc. (the “Company”) received written notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5450 (a)(1) (the “Bid Price Rule”) because the closing bid price on the Company’s common stock was less than $1.00 per share for the last 30 consecutive business days.  This notification has no immediate effect on the listing or trading of the Company’s securities on The Nasdaq Global Select Market.  In accordance with Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until March 7, 2011, to regain compliance.  If at any time before March 7, 2011 the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, written notification will be sent stating that the Company has achieved compliance with the Bid Price Rule.  If compliance with the Bid Price Rule cannot be demonstrated by March 7, 2011, then Nasdaq will notify the Company that its common stock is subject to delisting from The Nasdaq Global Select Market.  Alternatively, the Company may be eligible for an additional compliance period if it meets the initial listing standards, with the exception of the bid price, for The Nasdaq Capital Market.  To avail itself of this alternative, the Company would need to submit an application to transfer its securities to The Nasdaq Capital Market.  The Company is currently evaluating its alternatives to resolve the listing deficiency.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2010, Michael H. Godwin and John E. Mansfield, Jr. resigned from the Board of Directors of the Company and its wholly owned subsidiary, The Park Avenue Bank (the “Bank”).

Mr. Godwin did not have any disagreements with the Company and the Bank, and cited personal obligations as his reason for resignation.  Mr. Godwin served as a member of the Company’s and the Bank’s Board of Directors since 2002, the Company’s Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, the Company’s and the Bank’s Executive Committee since its inception in 2008, the Company’s Nominating Committee since February 2005, the Bank’s Loan Committee since January 2003 and as Chairman of the Company’s Compensation Committee since March 2005.

Mr. Mansfield did not have any disagreements with the Company and the Bank, and cited personal obligations as his reason for resignation.  Mr. Mansfield served as a member of the Company’s and the Bank’s Board of Directors since January 2005, the Company’s Compensation Committee since March 2005, and the Bank’s Loan Committee since January 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date: September 14, 2010	/s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Executive Vice President and
Chief Financial Officer